UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 12, 2005

OKLAHOMA GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 13, 2005, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release announcing that the Company received an order from the Oklahoma Corporation Commission (“OCC”) related to the Company’s May 20, 2005 request to increase its electric rates to pay for major reliability investments in its electric system and other costs. The OCC order provides for a $42.3 million increase in the Company’s electric rates and a 10.75 percent return on equity, based on a capital structure consisting of 55.7 percent equity and 44.3 percent debt. The Company had requested an increase of approximately $89 million. The OCC order generally is consistent with the previously-reported Referee’s recommendation. The new rates will go into effect in January 2006. For further information, see the press release attached as Exhibit 99.01 and a copy of the OCC order which is incorporated by reference herein as Exhibit 99.02.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Press release dated December 13, 2005, announcing
Regulators order $42 million rate increase for OG&E.

99.02	Copy of OCC order dated December 12, 2005. (Filed as
Exhibit 99.02 to OGE Energy’s Form 8-K filed December
15, 2005 (File No. 1-12579) and incorporated by reference
herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By	/s/ Scott Forbes
Scott Forbes
Controller

December 16, 2005

Exhibit 99.01

Regulators order $42 million rate increase for OG&E

Average residential electric bill to increase by about $3 per month

OKLAHOMA CITY – OG&E Electric Services said it is pleased the Oklahoma Corporation Commission has recognized the need for rate relief in ordering a $42.3 million increase, but noted the amount of the rate order will require OG&E to reduce planned electric system upgrades and expansion projects. OG&E has invested $600 million in such work since 2003 and will now consider when to return to the Commission to seek further rate relief.

OG&E sought an increase of $89 million to reflect the new, highly efficient McClain power plant, as well as increases in general business expenses and an ongoing program to replace aging poles, wires, transformers and related equipment. The Commission's Public Utility Division staff had proposed a rate increase of only $13 million and various intervenors in the case had proposed a rate reduction. The new rates are scheduled to go into effect in January.

“We proposed reasonable funding of our investments that would keep our customers’ electric rates below the national and regional averages,” said Steven E. Moore, Chairman, President and CEO of OGE Energy Corp. (NYSE: OGE), parent company of OG&E. “In order to ensure the long-term reliability of our system, we will need to invest additional dollars and will need additional rate relief in the not-too-distant future."

The company said under the rate order, signed late Monday, small businesses will see a slight decrease in their monthly electric bills, but will not experience the level of reductions proposed by OG&E. OG&E also said the rate order includes an increase of about $3 per month for the average residential customer, while effectively lowering large industrial customers’ monthly bills. The new rate design, which was contrary to OG&E's proposal, was recommended by the Commission’s Public Utility Division staff and intervenors in the rate case, including the state Attorney General and an industrial energy consumer group.

The rate order does include OG&E’s proposals for new summertime assistance program for low-income customers, and a Guaranteed Flat Bill program that will enable residential customers the option to pay the same amount every month, and no rate increase for Tinker Air Force Base. The Commission’s order also permits OG&E to earn a small return on under-recovered fuel expenses to help finance high fuel costs. This will benefit customers and the company by spreading the impact of high natural gas prices over a longer period of time.

OG&E serves about 744,000 customers in a service area spanning 30,000 square miles in Oklahoma and western Arkansas. OGE Energy also is the parent company of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma.